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                                   LOWRY HILL
                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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SUMMARY:

Lowry Hill employees are subject to various federal securities laws, rules and regulations which could require them to act in a fiduciary capacity. Lowry Hill has adopted this Code of Ethics ("Code") under Rule 17j-1 of the Investment Company Act of 1940, Section 204A-1 of the Investment Advisers Act of 1940, and 12 CFR 12.7. As fiduciary, all employees are required to act in the best interests of the client and always place the client's interests first and foremost.

In addition, Lowry Hill employees are required to comply with the standards outlined in the WELLS FARGO CODE OF ETHICS AND BUSINESS CONDUCT.

DEFINITIONS:

ACCESS PERSON: For purposes of this Code, all employees, officers and directors of Lowry Hill (including independent contractors, when appropriate) and specific Wells Fargo associates are considered to be "Access Persons" and subject as a result to the policies and procedures set out in this Code.

GIFT: Includes, but is not limited to, cash, gift cards, gift certificates, services, discounts, entertainment, travel or promotional materials.

INDIRECT BENEFICIAL OWNERSHIP: Includes accounts of spouses, minor children, and any members of your household. Any other account, including but not limited to those of relatives and friends, over which you exercise investment discretion.

INSIDE AND NON-PUBLIC INFORMATION: Any information about a business organization that is not generally available to or known by the public.

MATERIAL: Inside and non-public information is considered "material" if there is a likelihood that it would be considered important by an investor in making a decision to buy or sell a company's securities (whether stock, bonds, notes, debentures, limited partnership units or other equity or debt securities).

STANDARDS:

LINKS (Select a link to be taken to the corresponding policy or procedure):

BUSINESS CONDUCT
INSIDER TRADING
PERSONAL SECURITIES TRANSACTIONS
OUTSIDE BUSINESS ACTIVITIES
FIDUCIARY ACTIVITIES
GIFTS AND ACTIVITIES WITH CLIENTS OR VENDORS
PURCHASES AND SALES OF SECURITIES ISSUED BY WELLS FARGO
COMPLIANCE

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                                   LOWRY HILL
                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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BUSINESS CONDUCT

1. Every access person shall be fully accountable for complying with the laws, regulations and Lowry Hill policies that apply to his or her job responsibilities. Refer to section 3.2A - Compliance and Risk Management Accountability Policy of the WELLS FARGO EMPLOYEE HANDBOOK for further information.

2. Serious and/or repeated violations of the standards stated herein may result in a Code of Ethics violation. An access person shall promptly report to the CCO or designee all apparent violations of the Code. The CCO shall maintain a record of any such violation and any action that was taken as a result of such violation, which may include monetary fines, canceling trades and/or termination of employment. The CCO shall report all material offenses to the Managing Principal and the Board of Directors.

     MINOR OFFENSE: May include, but is not limited to, late submissions of or failure to submit quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clearance request dates versus actual trade dates.

     SUBSTANTIVE OFFENSE: May include, but is not limited to, unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading (60-day rule).

     SERIOUS OFFENSE: A portfolio manager trading with insider information and/or "front running" a client or fund that he/she manages is considered a "serious offense." Lowry Hill will take appropriate steps that may include termination of employment and referral to the governmental authorities for prosecution.

3. Every access person shall initially, and annually thereafter, receive a copy of LH's code of ethics and any amendments and certify in writing that he or she has read, understands and will comply with this policy, and all Lowry Hill policies that are applicable to his/her job responsibilities. Additionally, each access person must certify that he or she disclosed and reported all security transactions consistent with the requirements of this policy. Refer to the CODE OF ETHICS NEW EMPLOYEE or CODE OF ETHICS CERTIFICATION.

4. Lowry Hill access persons may request in writing special circumstance exemptions from the Code. The Code of Ethics Administrator and the Chief Compliance Officer (CCO) will evaluate each request on an individual basis and provide approval or denial in writing. Lowry Hill's objective is to take all necessary action to detect, prevent, and correct any and all violations of the Code.

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                                   LOWRY HILL
                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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INSIDER TRADING

1. Allocation of brokerage business to broker-dealers shall not be considered in the furnishing of material inside information.

2. An access person shall not trade, either personally or on behalf of others, or recommend trading on the basis of material inside or non-public information in their possession. Fiduciary responsibility requires an access person to regard the limitations imposed by federal securities laws, particularly Rule 10b-5, which contains the SEC's definition for determining trading "on the basis of" material public information in insider trading cases.

3. An access person is prohibited from disclosing material inside information in their possession to family members or others (e.g., "tipping") except to those Lowry Hill team members and outside professionals who have a need to know the information in order to perform their duties on behalf of Lowry Hill.

4. If an access person has any question as to whether information is material or whether it is inside and non-public, he or she should discuss it with the Managing Principal (MP), Chief Investment Officer (CIO), Compliance, Legal or the Investment Committee to attempt to resolve the question or questions before trading, recommending trading or divulging the information.


PERSONAL SECURITIES TRANSACTIONS

The following chart can be used to apply the personal security transaction requirements further outlined below:

     -------------------------------- ------------------------- ------------------------ -------------------
              SECURITY TYPE                PRE-CLEARANCE          QUARTERLY REPORTING       60 DAY HOLD
                                                                                              REQUIRED
                                                                                            (IF PROFIT)
     -------------------------------- ------------------------- ------------------------ -------------------
     Equity transactions and                    Yes                       Yes                   Yes
     options
     -------------------------------- ------------------------- ------------------------ -------------------
     Individual Bonds                            No                       Yes                   Yes
     -------------------------------- ------------------------- ------------------------ -------------------
     Wells Fargo stock (excludes                 No                       Yes                   Yes
     401(k) plans)
     -------------------------------- ------------------------- ------------------------ -------------------
     Open-end non-proprietary MF                 No                       No                     No
     -------------------------------- ------------------------- ------------------------ -------------------
     Wells Fargo MF (excludes money              No                       Yes                    No
     market funds)
     -------------------------------- ------------------------- ------------------------ -------------------
     Clear River Fund                           Yes                       Yes             Yes (regardless
                                                                                         of a gain or loss)
     -------------------------------- ------------------------- ------------------------ -------------------
     Closed-end MF                              Yes                       Yes             Yes (except for
                                                                                           funds with 20+
                                                                                             holdings)
     -------------------------------- ------------------------- ------------------------ -------------------
     ETFs (open-end and UIT) and                 No                       Yes             Yes (except for
     index funds                                                                           funds with 20+
                                                                                             holdings)
     -------------------------------- ------------------------- ------------------------ -------------------
     US Treasury/Agencies                        No                       No                     No
     -------------------------------- ------------------------- ------------------------ -------------------
     Short term/cash equiv                       No                       No                     No
     -------------------------------- ------------------------- ------------------------ -------------------
     Stock Purchase Plan                        Yes                       No                     No
     (SPP)/Dividend Reinvestment            (sales only)
     Plan (DRPs)
     -------------------------------- ------------------------- ------------------------ -------------------

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                                   LOWRY HILL
                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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1.   PRE-CLEARANCE - An access person shall not purchase or sell applicable securities (refer to chart above for further information) in securities trading accounts in which they have a direct or indirect beneficial ownership without obtaining and documenting daily pre-clearance approval. An access person is prohibited from engaging in personal transactions of restricted trades without prior written approval from the Managing Principal, Chief Investment Officer or Chief Compliance Officer. Advance trade clearance in no way waives or absolves any access person of the obligation to abide by the provisions and principles of this policy and the Code of Ethics.

     All Initial Public Offerings (IPOs), equity options, and Private Fund subscriptions or purchases in personal trading accounts shall be approved by the Managing Principal, Chief Investment Officer or Chief Compliance Officer prior to subscription or purchase. Options on LH model names are prohibited.

2. REPORTING REQUIREMENTS - A new access person shall forward a current initial holdings report from all securities trading accounts in which they have a direct or indirect beneficial ownership to the Compliance Department no later than ten (10) days after his or her start date.

     An access person shall notify Compliance in a timely manner when opening and closing reportable accounts.

     An access person shall complete a 407 BROKER LETTER to ensure quarterly transaction reports (trade confirmations are also acceptable) and annual holdings reports as of December 31st from all securities trading accounts in which they have a direct or indirect beneficial ownership are properly forwarded to the Chief Compliance Officer.

     An access person shall complete a quarterly transaction report to the extent that Compliance has not already received documentation of personal security transactions for the quarter and forward to Compliance. An access person is responsible for ensuring that Compliance has

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                                   LOWRY HILL
                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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     received documentation of their personal securities transactions within 30 days after the end of a calendar quarter.

3. SHORT-TERM TRADING - In accordance with the 60-Day Rule, access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of any security (refer to chart above for further information) within 60 calendar days. A 60-day restriction is further placed on the purchase and sale, or sale and purchase, of shares in the Lowry Hill mutual fund.

     An access person must wait until calendar day 61 (trade date +60) to close out of a security position if he/she will be making a profit. When calculating the 60-day holding period, an access person must use the last-in, first-out (LIFO) method. We use LIFO for two main reasons:

     o The purpose of the rule is to discourage short-term trading. A first-in, first-out (FIFO) or specific identification method could encourage short-term trading.
     o Application of a method other than LIFO could be very cumbersome and time-consuming.

     Approval for an exemption must be granted in writing by the Managing Principal, Chief Investment Officer or Chief Compliance Officer.

4. RESTRICTED/WATCH LISTS - Any time a security is added or removed from one of the Lowry Hill models, the security shall be added to the Restricted List for a period of seven calendar days before and after the trade. This seven-day restriction gives Lowry Hill time to complete client trades before allowing an access person to trade the security in their personal accounts. All access persons shall be notified by e-mail when model names are added, removed, or re-aligned.

     Any member of the Investment Committee or the Chief Compliance Officer may place a security on the Restricted List by specifying the security and the dates for which the restriction applies.

     If a member of the Investment Committee believes any discussions or potential actions of the committee could lead to an actual or perceived conflict of interest relating to personal trading in any security, then the security shall be added to the Restricted List until such time as the situation is resolved.

OUTSIDE BUSINESS ACTIVITIES

1. With the exception of a sole proprietorship, family-owned small business, or ownership of less than a 10% interest in a privately held business as described below, an access person may not accept a position as a director, trustee, officer, manager, or general partner or own 10% or more of any outside business organized for profit without obtaining approval of a member of the Operating Committee for his/her business group or the Ethics Committee. Service as a director means serving as a member of a board of directors, board of managers or a board of

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                                   LOWRY HILL
                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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     trustees. It does not include serving on an advisory board. If approval is granted, it will be contingent on the following factors:

        o The access person has no involvement on behalf of Wells Fargo in the approval or management of credit, purchases, or other business transactions with the for-profit business;
        o It is at all times made clear that he/she is not serving at the direction or request of Wells Fargo; and
        o The access person understands the challenges and risks of the outside position and are alert for actual or potential conflicts of interest.

2. Approval to serve as a director of a publicly held corporation must be obtained from the Chief Executive Officer of Wells Fargo & Company.

3. An access person may have other employment, act as a sole proprietor, be involved in a family-owned small business, or own less than a 10% interest in a privately held business without prior approval as long as the outside employment or business does not involve an activity or business that competes with Wells Fargo, cause an actual or potential conflict of interest or otherwise negatively affect your duties and responsibilities to Wells Fargo. Any access person who desires to accept competing or conflicting outside employment must request an exception to the Code.

4. Any approval of these outside business and employment activities as required by the Code must be in writing by the member of the Operating Committee for Lowry Hill or the Ethics Committee. If an access person receives approval to participate in outside business or employment activities, participation must be redisclosed and reapproved at any time there is a change in relevant facts upon which the original approval was granted.

FIDUCIARY ACTIVITIES

1. An access person must not accept appointment as an executor, administrator, guardian, trustee, or any similar fiduciary capacity unless the appointment is based on a family or obvious close personal relationship and it is clear that the relations, not his/her position with Lowry Hill, is the basis for the appointment and the relationship did not arise out of the business of Lowry Hill. Requests for exceptions to this policy must be approved in writing by a member of the Operating Committee. Approval of an exception to this policy shall not imply that an access person is serving at the direction or request of Lowry Hill.

GIFTS AND ACTIVITIES WITH CLIENTS OR VENDORS

1. An access person and his/her family members must not accept gifts from or participate in activities with (including services, discounts, entertainment, travel, or promotional materials) an actual or potential client or vendor or from business or professional people to whom he/she does or may refer business unless the gift or activity was in accordance with accepted, lawful business practices, and is of sufficiently limited value that no possible inference can be drawn that the gift or activity could influence you in the performance of your duties for Lowry Hill.


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                                   LOWRY HILL
                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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     It is unlawful for an access person to corruptly seek or accept anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of Wells Fargo.

2. MONEY - Money (cash, check, money order, electronic funds, Visa or similar gift cards, or any type of gift that can be exchanged for or deposited as cash) must never be accepted or given.

3. GIVING GIFTS - An access person who wishes to give gifts to vendors, customers or officials, or who are asked to authorize such gifts, must follow standard expense authorization procedures.

     Gifts valued at more than $200 to a current or potential client within any calendar year must be approved, in writing, by Lowry Hill's Code Administrator.

     Gifts of tickets to sporting or other entertainment events to current or potential clients and guests with an aggregate value of more than $300 per client or vendor per year must be approved, in writing, by Lowry Hill's Code Administrator.

     An access person who wishes to give personal gifts to other team members must follow the general guideline that the gift be made in accordance with accepted business practices and is of sufficiently limited value that the gift could not influence the giver or the receiver in the performance of their duties for Lowry Hill, nor create actual or perceived pressure to reciprocate.

4. ACCEPTING GIFTS - Unless approved, in writing, by your Code Administrator, an access person may not accept gifts, gift cards, or gift certificates worth more than $200 from a current or potential client, vendor or their agent within any calendar year. However, the following items are not subject to the $200 limit:

        o Gifts based on obvious family or personal relationships when it is clear that the relationship, and not he company's business, is the basis for the gift
        o Discounts or rebates on merchandise or services from an actual or potential client or vendor if they are comparable to and do not exceed the discount or rebate generally given by the client or vendor to others
        o Awards from civic, charitable, educational, or religious organizations for recognition of service and accomplishment, or
        o Gifts of tickets to sporting or other entertainment events, provided the aggregate value to the access person and his/her guests is not more than $300 per client or vendor per year, unless approved in writing by the Code Administrator.

5. ACTIVITIES WITH CLIENTS OR VENDORS - Activities with existing or potential clients or vendors that are paid for by them (including meals, winning door prizes, sporting events, and other entertainment, as well as trips to client and vendor sites, exhibits and other activities) may be accepted only if the activity is a customary, accepted and lawful business practice and is of sufficiently limited value that no possible inference can be drawn that participating in

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                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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     the activity could influence an access person in the performance of his or her duties for Lowry Hill.

     If an access person has any doubt about the propriety of participating in an activity offered by a client or a vendor, he/she should consult with their supervisor or Code Administrator before accepting the offer. If the activity includes travel paid for by a client or vendor, an access person must obtain management approval before accepting the trip.

     Wells Fargo business opportunities may never be offered, either directly or by suggestion, to any customer, vendor, or other business contact in exchange for their charitable donation or participation in a charity event. A customer's or vendor's choice to participate (or not to participate) in a charity event or donation drive can have no effect, positive or negative, on the business relationship with Wells Fargo.

PURCHASES AND SALES OF SECURITIES ISSUED BY WELLS FARGO

1. An access person my not purchase or sell securities issued by Wells Fargo & company if he/she has material inside information about Wells Fargo & Company. Any access person who has a question regarding whether information about Wells Fargo & Company may be deemed to be "material inside information" should be referred to his/her supervisor, Code Administrator or the Corporate Secretary of Wells Fargo & Company.

2. An access person may not invest or engage in derivative or hedging transactions involving securities issued by Wells Fargo & Company, including, but not limited to options contracts (other than employee stock options), puts, calls, short sales, futures contracts, or other similar transactions involving securities issued by Wells Fargo & Company, regardless of whether he/she has material inside information.

COMPLIANCE

1. Compliance will provide Code of Ethics Training for all new access persons and on an annual basis thereafter. Training shall entail a confirmation of access person's brokerage account information. As an access person starts/leaves Lowry Hill and an existing access person opens/closes accounts, the account spreadsheet should be updated.

2. Compliance will ensure an initial trading report is received for new access persons within 10 days of their start date.

3. Compliance shall send a quarterly e-mail to each access person to confirm trading activity for the quarter, including accounts with no trading activity. It is the access person's responsibility to notify Compliance of any missing personal securities transactions. All transactions must be reported within 30 days after the end of each calendar quarter.

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                               INVESTMENT ADVISORS

                            CODE OF ETHICS (INV-241)
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4.   Compliance will perform a quarterly review of trade confirmations, monthly or quarterly statements, pre-clearance approvals and trading restriction e-mails to review for front-running, blackout periods, 60-day rule, etc. Reportable trades shall be entered into Excel for review. The Compliance reviewer cannot review his/her own trades.

5. Compliance shall track Code of Ethics violations and ensure the appropriate action is taken.

6. On an annual basis, Compliance will ensure an annual holdings statement is received for each personal trading account. Reports should be received no later than January 30th each year.

7. Lowry Hill Compliance, in conjunction with the Investment Committee, shall maintain the pre-clearance database to ensure restricted securities are properly reported.














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